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               EXHIBIT 23    CONSENT OF CLIFTON D. BODIFORD, CPA




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT






The Board of Directors
DutchFork Bancshares, Inc.:



I consent to the incorporation by reference, in the Registration Statement on Form S-8 of Newberry Federal Savings Bank Director Deferred Compensation Plan of my report dated November 3, 2000, related to the consolidated balance sheet of DutchFork Bancshares, Inc. as of September 30, 2000, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity and cash flows for the two-year period then ended.




Columbia, South Carolina                           /s/ Clifton D. Bodiford
                                                   -----------------------------
August 23, 2001                                    Clifton D. Bodiford
                                                   Certified Public Accountant